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                                                                    EXHIBIT 10.2


                      FIRST AMENDMENT TO PURCHASE AGREEMENT
       WAIVER OF CERTAIN CONTINGENCIES AND EXTENSION OF CONTINGENCY PERIOD


     Norton Shores Hotel, L.L.C., a Michigan Limited liability Company ("SELLER") and Community Shores Bank Corporation, a Michigan banking corporation ("BUYER") executed a Purchase Agreement dated as of July 26, 2004, regarding property commonly known as two (2) acres of vacant land in the City of Norton Shores ("PREMISES"), County of Muskegon, State of Michigan (the "AGREEMENT").

         This Amendment to the Agreement is executed by the parties to the Agreement for the following purposes:

         1. EXTENSIONS. Pursuant to Paragraph 8, Subsection (o) of the Agreement, the Buyer has notified Seller of certain unacceptable conditions disclosed by the survey and title commitment. The parties acknowledge that the resolution of such unacceptable conditions will require additional time to resolve. Therefore, Buyer and Seller agree to: (i) revise the thirty (30) day period specified in paragraph 8(c) so that such period expires on December 23, 2004, (ii) extend the initial Contingency Period, as defined in Paragraph 4 of Agreement, so that initial Contingency Period shall expire on December 23, 2004, and (iii) revise the sixty (60) day period specified in paragraph 22(c) and the ninety (90) day period specified in paragraph 22(d) for Buyer's site plan design approval so that such periods expire on December 23, 2004. The Buyer and the Seller agree that the Buyer shall not be obligated to pay any supplemental earnest deposit in connection with this First Amendment. All other terms of Paragraph 4 shall remain in full force and effect, including but not limited to the Buyer's extension rights and other rights as specified in Paragraphs 4(a), (b), and (c).

         2. CONTINGENCIES. Buyer and Seller agree that resolution of the unacceptable title conditions shall require the following:

                  (a) The Premises shall become subject, on terms acceptable to the Buyer, to the benefits and burdens of that Operation and Easement Agreement between Kohl's Department Stores, Inc. and KIMCO WLC Limited Partnership, as recorded at Liber 3542, Page 480 with the Muskegon County Register of Deeds ("Kohl's/KIMCO Agreement"),

                  (b) Buyer shall receive approval of Buyer's conceptual site plan pursuant to the Kohl's/KIMCO Agreement (including but not limited to approval of Buyer's proposed retail office pursuant to paragraph 7.1(b) of the Kohl's/KIMCO Agreement),

                  (c) With regard to the Premises, the Kohl's/KIMCO Agreement shall supercede the terms of that Reciprocal Easement, Maintenance and Operation Agreement between Triple J Partners, L.L.C, and West Lake Crossing, L.L.C., as recorded at Liber 3510, Page 423 with the Muskegon County Register of Deeds, and



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                  (d)      Confirmation that the Premises are not subject to any
                           obligation to contribute to the construction of the improvements on the Kohl's/KIMCO site except for improvements upon the Premises.

         3. COOPERATION. Buyer and Seller agree that Buyer shall use reasonable diligence to resolve the contingencies specified above in paragraph 2, and Seller agrees to cooperate with such resolution.

         4. WAIVERS. Buyer acknowledges that it has satisfied or hereby agrees to waive the following contingencies under the Purchase
                  Agreement:

                  a.       Wetland status of the Premises.

                  b.       Environmental condition of the Premises.

                  c.       Buyer's Board of Directors approval.

                  d. Buyer's investigation of site feasibility for Buyer's intended use.

                  e. Governmental approvals including zoning and banking-related regulatory approvals.

         5. FULL FORCE AND EFFECT. Unless specifically amended herein, all terms and conditions of Agreement remain in full force and effect, without lapse or breach.

         This Amendment is effective as of the 25th day of October 2004.




                                   SELLER

                                   NORTON SHORES HOTEL, L.L.C.,

                                   By: /s/ John Mann
                                       ------------------------------
                                       John Mann


                                   BUYER

                                   COMMUNITY SHORES BANK, a Michigan banking corporation

                                   By: /s/ Heather D. Brolick
                                       ------------------------------
                                        Heather Brolick
                                   Its: President









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